UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May  13, 2016

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On May 13, 2016, Midway Gold Corp.’s (the “Company” or “our”), subsidiaries, Midway Gold US Inc. (“Midway”), Golden Eagle Holding Inc., RR Exploration LLC, MDW PAN LLP, and MDW Gold Rock LLP (collectively the “Sellers”) received authorization from the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) in the Sellers’ Chapter 11 cases (In re Midway Gold US Inc., et al, Case No. 15-16835 MER (jointly administered) (the “Bankruptcy Case”)) to proceed with selling their Pan Project, Gold Rock Project, Pinyon Project Golden Eagle Project and other assets to GRP Minerals, LLC (“GRP”) for US$5.25 million and other consideration under the terms of an Asset Purchase Agreement (the “APA”).  GRP acquired the assets by submitting a Stalking Horse Bid and the Company did not receive any competing bids that qualified as higher and better than GRP’s binding proposal.  On May 13, 2016, the Bankruptcy Court entered the Revised Order Under 11 U.S.C §§ 105, 363, and 365 and Fed. Bankr. P. 2002, 6004, 6006, and 9014 (I) Approving (A) the Sale of Substantially All of the Debtor Assets Pursuant to the Asset Purchase Agreement with GRP Mineral, LLC and Related Agreements Free and Clear of Liens, Claims, Encumbrances and Other Interests and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale; and (II) Granting Related (the “Order”) in the Bankruptcy Case, authorizing the parties to proceed with the transactions.  Consummation of the transactions contemplated by the APA is subject to customary conditions described in the APA. There can be no assurance such conditions will be met.

The following description is a summary of the material terms of the APA and is qualified in its entirety by reference to the text of the APA, which are filed as Exhibit 10.1 and 10.2 hereto.

•	Purchase Price. US$5.25 million in cash, minus amounts needed to make cure payments to non-debtor parties to assigned contracts and to pay transfer taxes.
•

Purchased Assets.  The Sellers’ interest in the Pan Project, Gold Rock Project, Pinyon Project and Golden Eagle Project, plus related owned and leased real property, owned and leased mining claims, water rights, assigned contracts, permits, tangible property and other related assets.

•

Assumed Liabilities.  Assumption of reclamation liabilities estimated at approximately $16.1 million.  Liabilities and obligations related to specified assigned contracts, post-closing date liabilities arising out of the projects and other specified liabilities as described in the APA.

The Docket related to the Bankruptcy Case, including the Motion and all notices and documentation related to the Bankruptcy Case are available to the public at http://dm.epiq11.com/MGC/Docket.

Item 7.01. Regulation FD Disclosure.

On May  13, 2016, the Company issued a press release announcing that Company’s subsidiaries designated GRP Minerals, LLC as a Stalking Horse Purchaser and had received an Order from the United States Bankruptcy Court for the District of Colorado allowing the parties to proceed with the transactions.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

sset
Exhibit	Description
10.1 10.2 99.1*	Stalking Horse Bid & Asset Purchase Agreement, Dated April 28, 2016 Asset Purchase Agreement Disclosure Schedules, Dated April 28, 2016 Press Release, Dated May 13, 2016

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

16

MIDWAY GOLD CORP.

DATE: May 16 2016	By:	/s/ William M. Zisch
William M. Zisch President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1 10.2 99.1*	Stalking Horse Bid & Asset Purchase Agreement, Dated April 28, 2016 Asset Purchase Agreement Disclosure Schedules, Dated April 28, 2016 Press Release, Dated May 13, 2016

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.